                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Peak International Limited on Form F-1 of our reports dated March 31, 1995 and 1996, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ BDO Binder
Hong Kong
April 6, 1998